Exhibit 10.67

ENDORSEMENT NO. 2

to the

PROPERTY CATASTROPHE OVERLYING EXCESS OF LOSS REINSURANCE CONTRACT

with respect to

State Auto Insurance Company of Wisconsin

This Endorsement is attached to and made a part of the Property Catastrophe Overlying Excess of Loss Reinsurance Contract between State Automobile Mutual Insurance Company, Milbank Insurance Company, State Auto National Insurance Company, State Auto Insurance Company of Wisconsin, Farmers Casualty Insurance Company, State Auto Insurance Company of Ohio, Meridian Security Insurance Company, Meridian Citizens Mutual Insurance Company, State Auto Florida Insurance Company and State Auto Property and Casualty Insurance Company effective July 1, 2005 (the “Reinsurance Contract”) and modifies such Reinsurance Contract as follows:

IT IS HEREBY AGREED that the following is added as the last paragraph to Article XVIII. Arbitration effective July 1, 2005:

“With regard to State Auto Insurance Company of Wisconsin (“SAWI”) and in compliance with Wis. Stat. Section 645.58(2), State Auto Property and Casualty Insurance Company (the “Reinsurer”) agrees that this Reinsurance Contract cannot and does not require SAWI to arbitrate an action on or related to this Reinsurance Contract when SAWI is subject to a delinquency proceeding under Subchapter III of Chapter 645 of the Wisconsin Statutes.”

Except as modified by this Endorsement, the Reinsurance Contract shall remain in full force and effect, and the parties shall be bound by all the terms and conditions of the Reinsurance Contract not inconsistent herewith.

ACCEPTED AND AGREED TO BY: State Auto Property and Casualty Insurance Company

BY:	/s/ John R. Lowther
John R. Lowther Title: Senior Vice President

State Auto Insurance Company of Wisconsin

BY:	/s/ John R. Lowther
John R. Lowther Title: Senior Vice President